EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Computer Software Innovations, Inc. on Form S-8 of our report, dated March 8, 2005 related to the consolidated financial statements of VerticalBuyer, Inc. as of and for the year ended December 31, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

December 27, 2005